Exhibit 99.1

NEWS RELEASE

Date: January 29, 2013	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, January 29, 2013 — CorVel Corporation (NASDAQ: CRVL) today announced the results for the quarter and nine months ended December 31, 2012. Revenues for the quarter ended December 31, 2012 were a record $107 million, a 6% increase over revenues for the quarter ended December 31, 2011 of $101 million. Earnings per share for the quarter ended December 31, 2012 were $0.53, an increase of 13% over the $0.47 earnings per share for the quarter ended December 31, 2011.

Revenue growth for the quarter over the prior year was driven by a 13% increase in the Company’s Patient Management service line which offset a 1% decrease in its Network Solutions service line. The Patient Management service line includes traditional case management services and claims management services. Claims management growth included new customers as well as revenue from liability claims services.

Revenues for the nine months ended December 31, 2012 were a record $317 million. Earnings per share for the nine months ended December 31, 2012 were $1.69. Earnings per share for the nine months ended December 31, 2011, were $1.84.

CorVel’s full service workers’ compensation solution, Enterprise Comp, continues to gain momentum with both brokers and employers. The Company continues to expand investments in the further integration of various components of claims administration. Liability management services now compliment the Company’s offerings in workers’ compensation. Healthcare inflation has raised interest in the Company’s claims management and cost containment services, including CorVel’s Pharmacy Benefit Management (PBM) program.

About CorVel

CorVel Corporation is a national provider of industry-leading workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch to risk management so our clients can intervene early and often and be connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results—Income Statement (unaudited)

Quarters ended December 31, 2011 and December 31, 2012

Quarter Ended December 31	December 31, 2011	December 31, 2012
Revenues	101,381,000	107,287,000
Cost of revenues	80,155,000	85,553,000

Gross profit	21,226,000	21,734,000

General and administrative	12,332,000	11,710,000

Income from operations	8,894,000	10,024,000

Income tax expense	3,494,000	4,100,000

Net income	5,400,000	5,924,000

Earnings Per Share:
Basic	$0.47	$0.53
Diluted	$0.47	$0.53
Weighted Shares
Basic	11,421,000	11,117,000
Diluted	11,574,000	11,213,000

Nine months ended December 31	December 31, 2011	December 31, 2012
Revenues	308,241,000	317,351,000
Cost of revenues	235,859,000	249,600,000

Gross profit	72,382,000	67,751,000

General and administrative	37,218,000	35,865,000

Income from operations	35,164,000	31,886,000

Income tax expense	13,685,000	12,736,000

Net income	21,479,000	19,150,000

Earnings Per Share:
Basic	$1.86	$1.70
Diluted	$1.84	$1.69
Weighted Shares
Basic	11,521,000	11,233,000
Diluted	11,677,000	11,338,000

CorVel Corporation

Quarterly Results—Condensed Balance Sheet (unaudited)

March 31, 2012 and December 31, 2012

	March 31, 2012	December 31, 2012
Cash	6,597,000	20,769,000
Customer deposits	5,816,000	8,169,000
Accounts receivable, net	49,334,000	43,377,000
Prepaid expenses and taxes	12,263,000	7,815,000
Deferred income taxes	7,237,000	7,493,000
Property, net	47,364,000	44,675,000
Goodwill and other assets	43,271,000	42,689,000

Total	171,882,000	174,987,000

Accounts and taxes payable	12,773,000	13,785,000
Accrued liabilities	31,989,000	34,495,000
Deferred tax liability	16,738,000	16,738,000
Paid in capital	105,910,000	110,023,000
Treasury stock	-270,574,000	-294,250,000
Retained earnings	275,046,000	294,196,000

Total	171,882,000	174,987,000